EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-274401) and Form S-8 (Nos. 333-64986, 333-203913 and 333-281495) of Ziff Davis, Inc. of our report dated March 1, 2023, except for Note 17 which is as of February 25, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Los Angeles, California

February 25, 2025